UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

July 20, 2005

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	000-51412 (Commission File Number)	98-0453513 (IRS Employer Identification No.)

Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)

011-30-210-898-5056
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     On July 21, 2005, the Quintana Maritime Limited (the “Company”) issued a press release announcing the delivery of its sixth vessel. A copy of the press release is attached hereto as Exhibit 99.1.

     The Company is furnishing the information contained in this report, including Exhibits 99.1, pursuant to Regulation FD promulgated by the Securities and Exchange Commission (“SEC”). This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibits 99.1, or that any such information includes material investor information that is not otherwise publicly available.

     The information contained in this report, including the information contained in Exhibits 99.1, is summary information that is intended to be considered in the context of our SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information furnished in Exhibit 99.1, although the Company may do so from time to time as our management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release of Quintana Maritime Limited dated July 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED
By:	/s/ PAUL J. CORNELL
Paul J. Cornell
Chief Financial Officer

Dated: July 21, 2005

EXHIBIT INDEX

Exhibit 99.1          —          Press Release dated July 21, 2005.